Exhibit 99.01

Palisade Bio Transforms GI-Focused Pipeline Through Exclusive Worldwide Licensing Agreement with Giiant Pharma, Inc. for Multiple Oral Drug Candidates Targeting Inflammatory Bowel Disease

– Lead program, GT-2108 for the treatment of moderate-to-severe ulcerative colitis advancing toward completion of I ND-enabling studies with IND filing expected by Q3 2024

– Inflammatory bowel disease (IBD) represents a multi-billion dollar market opportunity with current therapies achieving a clinical remission rate of less than 20% on average

Carlsbad, CA – September 6, 2023 – Palisade Bio, Inc. (Nasdaq: PALI) (“Palisade” or the “Company”), a biopharmaceutical company advancing therapies for acute and chronic gastrointestinal (GI) complications, today announced that it has entered into a licensing agreement with Giiant Pharma, Inc. (“Giiant”). The license provides the Company with the exclusive worldwide rights to develop, manufacture and commercialize Giiant’s proprietary targeted prodrug platform focused on therapies for the multi-billion dollar IBD market. The licensed technologies include Giiant’s precision delivery technology platform and multiple product candidates, including the lead asset in development, GT-2108, an orally administered, gut-restricted, colon-specific phosphodiesterase-4 (PDE4) inhibitor prodrug in development for patients affected by moderate-to-severe ulcerative colitis. The license also includes the rights to GT-1908, which is anticipated to be developed by the Company as a second program, targeting fibro stenotic Crohn’s Disease by means of an oral PDE4 compound.

Under the terms of the license, Palisade obtained the rights to develop, manufacture, and commercialize all compounds from Giiant, existing now and in the future, and any product containing or delivering any licensed compound, in any formulation or dosage for all human and non-human therapeutic uses for any and all indications worldwide. Pursuant to the terms of the license, Palisade will pay a portion of the development costs until the first approval of an IND or CTA (Canadian clinical trial approval), and will thereafter assume all development, manufacturing, and commercialization costs. Additionally, per the license, Palisade will pay (i) certain milestone payments (in cash or stock at Palisade’s election) and (ii) royalty payments based on sales.

“We are incredibly pleased to enter into this licensing agreement with Giiant and transform our GI-focused development pipeline. With current IBD therapies achieving minimal rates of efficacy, there remains a strong need for orally administered, novel solutions that overcome the limitations of current biological medications. We believe the unique mechanism of lead program GT-2108, which enables it to achieve highly localized GI activity, coupled with an established regulatory pathway, provides a unique partnering opportunity in the IBD space. Additionally, this utilizes the capacity of our experienced team, and adds multiple value-driving milestones in the near and long term,” commented J.D. Finley, Chief Executive Officer of Palisade Bio. “This transaction underscores our commitment to our corporate mission of improving gastrointestinal health and represents an exciting acceleration in our focus to advance innovative therapeutics for the treatment of IBD.”

“Supported by external validation and funding by the US Crohn’s and Colitis Foundation, we strongly believe in the potential of our technology platform and the opportunity to address the unmet medical needs in the treatment of IBD. Palisade Bio has an established GI-focused mission, experienced leadership team and strong balance sheet representing the perfect synergistic partner to take our technology and oral IBD assets to the next level. We look forward to working alongside the Palisade Bio team to advance the development of these important programs and realize their full potential,” added Christophe Mellon, Ph.D., Giiant’s Chief Executive Officer.

As previously announced by Giiant, the development of GT-2108 is supported by a $500,000 grant received from the US Crohn’s and Colitis Foundation, through its IBD Ventures program.

About Giiant Pharma, Inc.

Giiant Pharma (www.giiant.com), a preclinical-stage biotech company, designs gut-restricted small molecule, drug therapeutics with various biological targets in gastroenterology owing to its proprietary Precision Delivery technology platform. Its first lead program GT-2108 is a microbiota-activated PDE4 inhibitor prodrug, with vastly improved drug tolerability and enhanced therapeutic effect.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing therapeutics that protect the integrity of the intestinal barrier. The Company utilizes over three decades of research and established science that links the role of intestinal barrier biology with human disease to advance novel therapeutics that target and improve the integrity of the intestinal barrier.

The Company believes that addressing the disruption of the intestinal barrier can fundamentally change the way diseases are treated and establish new standards of patient care. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the extent of our cash runway; our ability to successfully develop our licensed technologies; estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated; future regulatory, judicial, and legislative changes or developments in the United States (U.S.) and foreign countries and the impact of these changes; our ability to build a commercial infrastructure in the U.S. and other markets; our ability to compete effectively in a competitive industry; our ability to identify and qualify additional manufacturers to provide API and manufacture drug product; our ability to enter into commercial supply agreements; the success of competing technologies that are or may become available; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our ability to obtain funding for our operations; our ability to attract collaborators and strategic partnerships; and the impact of the COVID-19 pandemic on our business, and operations, and supply. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its clinical programs, the uncertain and time-consuming regulatory approval process; and the Company’s ability to achieve additional financing to fund future operations. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 22, 2023 as well as the Company’s Quarterly Report on Form 10-Q, for the six months period ended June 30, 2023, filed with the SEC on August 10, 2023. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Palisade Bio Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com

Giiant Pharma Contact

Christophe Mellon, PhD

CEO, Giiant Pharma

418-440-7232
christophe@giiant.com

Source: Palisade Bio